Exhibit 10.5

2005 Performance Measures under Annual Incentive Plan

For 2005, the Compensation Committee established the following performance measures under Ryerson Tull, Inc.’s Annual Incentive Plan:

OROOA (operating profit divided by operating assets) for all business units except CST (Customer Solutions Team)

Profitability and Revenue Growth for CST